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e-Medsoft.com
List of Subsidiaries as at July 12, 2001

                          % of Ownership
                          --------------

VirTx, Incorporated            100%
Illumea Corporation            100%
VidiMedix Corporation          100%
PrimeRx.com                     29%
B2B.Net Technology Ltd.         43%